EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $100,000,000 aggregate principal amount Floating Rate Notes due June 15, 2009 and $200,000,000 aggregate principal amount of 6.125% Notes due June 15, 2011 pursuant to a Registration Statement on Form S-3 (File No. 333-134740) and a related prospectus supplement filed with the Securities and Exchange Commission on June 12, 2006 are estimated to be as follows:

Estimated Fees
SEC registration fee	$32,100
Legal fees and expenses	275,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	75,000
Printing fees	40,000
Rating agency fees	123,000
Trustee’s fees and expenses	10,000
Miscellaneous	9,900

Total expenses	$565,000